Exhibit 99.1

Jet.AI Announces Adjournment of Previously Scheduled Special Meeting of Stockholders

LAS VEGAS, NV, June 11, 2026 — Jet.AI Inc. (NASDAQ: JTAI) (the “Company” or “Jet.AI”), an emerging provider of high-performance GPU infrastructure and AI cloud services, announced that its previously scheduled Special Meeting of Stockholders (the “Special Meeting”), originally scheduled for June 11, 2026, was convened and adjourned, to allow additional time for stockholders to vote on the proposals described in the Company’s definitive proxy statement in relation to the flyExclusive, Inc. transaction.

As of the close of business on May 8, 2026, the record date for the Special Meeting, there were 1,421,721 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting. A total of 486,285 shares of the Company’s common stock, representing approximately 34.2% of the shares outstanding and entitled to vote, were represented in person or by valid proxies at the Special Meeting. Approximately 99% of the 486,285 votes already cast as of the date were in favor of the transaction.

The Special Meeting will reconvene on June 23, 2026, at 4:00 p.m. Eastern time. The reconvened Special Meeting will be held at the same virtual meeting link: https://www.cstproxy.com/jetai/sm2026. There is no change to the record date for those stockholders who are eligible to vote at the Special Meeting or the purpose of, or any of the proposals to be acted upon at, the reconvened Special Meeting. Stockholders who have already submitted proxies or voting instructions need not take any further action unless they wish to change their vote. Proxies previously submitted will be voted at the Special Meeting as reconvened unless properly revoked in accordance with the procedures described in the Proxy Statement.

Your Vote is Critical

Because this transaction requires a definitive majority threshold of outstanding shares to pass, not voting has the same exact effect as voting “AGAINST” the deal. Every single share matters. Stockholders are highly encouraged to submit their proxy votes ahead of time using one of the following quick methods:

●	Vote Online: Go to the secure website listed on your proxy card or voting instruction form and enter your unique control number.
●	Vote by Phone: Use the toll-free number provided to you in your original proxy mailing.
●	Vote by Mail: Simply sign, date, and mail back your proxy card in the prepaid envelope.

Questions or Need Assistance Voting?

If you have questions regarding the transaction or require assistance casting your vote, please contact Jet.AI’s proxy solicitation agent, Laurel Hill Advisory Group, immediately at 888.742.1305 or via email at JTAI@laurelhill.com.

About Jet.AI Inc.

Jet.AI Inc. (NASDAQ: JTAI) is a technology-driven company focused on deploying artificial intelligence tools and high-performance GPU infrastructure to enhance decision-making, efficiency, and performance across complex systems. The Company is listed on the NASDAQ Capital Market under the ticker symbol “JTAI.” To learn more, visit www.jet.ai.

Additional Information and Where to Find It

In connection with the transactions contemplated by the Amended and Restated Agreement and Plan of Merger and Reorganization, dated May 6, 2025, between Jet.AI, flyExclusive, FlyX Merger Sub, Inc., and Jet.AI SpinCo, Inc. (as amended, the “Merger Agreement”), flyExclusive has filed a Registration Statement on Form S-4 (File No. 333-284960) (as amended, the “Registration Statement”) to register the shares of flyExclusive common stock that will be issued in connection with the proposed transactions. The Registration Statement was declared effective on April 30, 2026 and includes a preliminary proxy statement of the Company and a preliminary prospectus of flyExclusive. Jet.AI and flyExclusive filed a definitive proxy statement and final prospectus, respectively (together, the “Proxy Statement/Prospectus”), with the SEC on May 4, 2026 and they each may file with the SEC other relevant documents concerning the proposed transactions. The definitive proxy statement and other relevant documents were mailed to Jet.AI stockholders as of May 8, 2026, the record date established for voting on the proposed transactions, in connection with Jet.AI’s solicitation of proxies for the special meeting. This communication is not a substitute for the Registration Statement, the Proxy Statement/Prospectus, or any other document that the parties have filed or will file with the SEC, or send to stockholders, in connection with the proposed transactions.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTIONS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, FLYEXCLUSIVE, AND THE PROPOSED TRANSACTIONS AND RELATED MATTERS.

A copy of the Registration Statement, Proxy Statement/Prospectus, as well as other filings containing information about the Company, may be obtained, free of charge, at the SEC’s website at www.sec.gov when they are filed. You will also be able to obtain these documents, when they are filed, free of charge, from the Company by accessing the Company’s website at investors.jet.ai. Copies of the Registration Statement, the Proxy Statement/Prospectus and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to the Company at 10845 Griffith Peak Drive, Suite 200, Las Vegas, NV 89135, Attention: Board Secretary, or by phone at (702) 747-4000. The information on the Company’s website is not, and shall not be deemed to be, a part of this communication or incorporated into other filings either company makes with the SEC.

Participants in the Solicitation of Proxies

Jet.AI, flyExclusive, and certain of their respective directors and officers may be deemed participants in the solicitation of proxies from Jet.AI’s stockholders in connection with the proposed transactions. Jet.AI’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the names and interests in the proposed transactions of Jet.AI’s directors and officers in the parties’ filings with the SEC, including Jet.AI’s annual reports on Form 10-K and quarterly reports on Form 10-Q. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Jet.AI’s stockholders in connection with the proposed transactions and a description of their direct and indirect interests will be included in the definitive proxy statement/prospectus relating to the proposed transactions when it becomes available. Stockholders, potential investors and other interested persons should read the definitive proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The proposed transactions are expected to be implemented solely pursuant to the legally binding definitive agreement, and which contains the material terms and conditions of the proposed transactions. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, with respect to the products and services offered by Jet.AI and the markets in which it operates, Jet.AI’s projected future results, and Jet.AI’s perception of market conditions, including the expected timing of the closing and the future business strategy of Jet.AI. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our Company, our industry, our beliefs and our assumptions. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions or the negative of these terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results, including the failure to obtain stockholder approval, the failure to satisfy closing conditions, and broader market conditions. As a result, caution must be exercised in relying on forward-looking statements, which speak only as of the date they were made. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and Jet.AI assumes no obligation and does not intend to update or revise these forward-looking statements, whether because of new information, future events, or otherwise, except as provided by law.

Investor Relations Contact:

Gateway Group, Inc.

949-574-3860

Jet.AI@gateway-grp.com